Exhibit 99.2
7 March 2024 First Quarter 2024 Financial Results & Business Update Exhibit 99.2

© 2024 FuelCell Energy 2 This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of . The forward-looking statements include, without limitation, statements with respect to the anticipated financial results and statements regarding the plans and expectations regarding the continuing development, commercialization and financing of its current and future fuel cell technologies, the expected timing of completion of the ongoing projects, the expected timing of module replacements, the business plans and strategies, the capacity expansion, the capabilities of the products, and the markets in which the Company expects to operate. Projected and estimated numbers contained herein are not forecasts and may not reflect actual results. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation: general risks associated with product development and manufacturing; general economic conditions; changes in interest rates, which may impact project financing; supply chain disruptions; changes in the utility regulatory environment; changes in the utility industry and the markets for distributed generation, distributed hydrogen, and fuel cell power plants configured for carbon capture or carbon separation; potential volatility of commodity prices that may adversely affect our projects; availability of government subsidies and economic incentives for alternative energy technologies; our ability to remain in compliance with U.S. federal and state and foreign government laws and regulations and the listing rules of The Nasdaq Stock Market; rapid technological change; competition; the risk that our bid awards will not convert to contracts or that our contracts will not convert to revenue; market acceptance of our products; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States; factors affecting our liquidity position and financial condition; government appropriations; the ability of the government and third parties to terminate their development contracts at any time; the ability of the government to exercise - rights with respect to certain of our patents; our ability to successfully market and sell our products internationally; our ability to develop new products to achieve our long-term revenue targets; our ability to implement our strategy; our ability to reduce our levelized cost of energy and deliver on our cost reduction strategy generally; our ability to protect our intellectual property; litigation and other proceedings; the risk that commercialization of our new products will not occur when anticipated or, if it does, that we will not have adequate capacity to satisfy demand; our need for and the availability of additional financing; our ability to generate positive cash flow from operations; our ability to service our long-term debt; our ability to increase the output and longevity of our platforms and to meet the performance requirements of our contracts; our ability to expand our customer base and maintain relationships with our largest customers and strategic business allies; and concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus, and resulting supply chain disruptions, shifts in clean energy demand, impacts to our capital budgets and investment plans, and impacts on the demand for our products, as well as other risks set forth in the filings with the Securities and Exchange Commission including the Annual Report on Form 10-K for the fiscal year ended October 31, 2023. The forward-looking statements contained herein speak only as of the date of this presentation. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the expectations or any change in events, conditions or circumstances on which any such statement is based. The Company refers to non-GAAP financial measures in this presentation. The Company believes that this information is useful to understanding its operating results and assessing performance and highlighting trends on an overall basis. Please refer to the earnings release and the appendix to this presentation for further disclosure and reconciliation of non-GAAP financial measures. (As used herein, the term refers to generally accepted accounting principles in the U.S.) The information set forth in this presentation is qualified by reference to, and should be read in conjunction with, our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, filed with the SEC on December 19, 2023, our Quarterly Report on Form 10-Q for the quarter ended January 31, 2024, filed with the SEC on March 7, 2024, and our earnings release for the first quarter of fiscal year 2024, filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 7, 2024. Safe Harbor Statement

FuelCell Energy Snapshot

Our purpose: Enable a world empowered by clean energy

Who we are

A global leader in electrochemical technology [1,2]

163	U.S. patents covering our fuel cell technology	368	patents in other jurisdictions covering our fuel cell technology
43	U.S. patents pending	124	patents pending in other jurisdictions
~600	Employees	1969	Founded
188	Modules in Commercial Operation [3]	3	Continents
FCEL	Listing: NASDAQ	HQ	Danbury, Connecticut

What we do


Produce
Capture
Supply
Store
Decarbonize Power & Industry
Produce Hydrogen
An energy platform based on fuel cell technology

[1] Patents held by FuelCell Energy, Inc., and our subsidiary Versa Power Systems, Inc.
[2] As of October 31, 2023.
[3] As of December 2023; certain sites have multiple platforms. As an example, our 14 MW Derby, CT project site has five SureSource 3000 platforms containing a total of ten modules.

FuelCell Energy

© 2024 FuelCell Energy

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© 2024 FuelCell Energy 4 Continued operational progress 2 4 3 Strong balance sheet and disciplined capital allocation 1 5 Opportunistically evaluating options to benefit from global policy tailwinds Focused on accelerating global sales closure and long-term service agreement execution Key Messages Advancing new technologies for pilot and commercial applications The newly operational 14 MW fuel cell platform located in Derby, CT alongside the Housatonic River

© 2024 FuelCell Energy Q1 2024 Financial Performance 5

© 2024 FuelCell Energy 6 Total revenue Net loss Net loss per share attributable to common stockholders Adjusted EBITDA1 $16.7M $(44.4)M $(0.05) $(29.1)M $37.1M $(21.1)M $(0.05) $(14.4)M Q1 Fiscal 2024 Financial Performance 1 Reconciliation of Adjusted EBITDA to most directly comparable GAAP financial measure is included in the appendix Q1 2024 Q1 2023 Total cash (includes restricted cash) $348.8M as of January 31, 2024

7 © 2024 FuelCell Energy Gross (Loss) Profit and Operating Expenses ($M) $0.100 $0.140 $0.934 $0.862 $0.027 $0.024 Q1 2023 Q1 2024 $1.026 $1.061 Q1 Fiscal 2024 Financial Performance and Backlog $5.2 $(11.7) $(27.7) $(30.8) 1Q23 1Q24 Q1 2023 Q1 2024 Backlog as of January 31 ($B) Gross (Loss) Profit Operating Expenses Adv. Tech. Generation Service + License 7 Q1-2023 Total Revenue: $37.1M Revenue Breakdown ($M) Q1 2024 Total Revenue: $16.7 million 10% 27% 63% Service Advanced Technologies Generation $1.6 $10.5 $4.6

FuelCell Energy Operating Portfolio Overview

Generation Operating Portfolio as of January 31, 2024

Project Name	Power Off-Taker	Location	Rated Capacity[1] (MW)	Actual Commercial Operation Date[2]	PPA Term (Years)
Central CT State University ("CCSU")	CCSU (CT University)	New Britain, CT	1.4	Q2 '12	15
Riverside Regional Water Quality Control Plant	City of Riverside (CA Municipality)	Riverside, CA	1.4	Q4 '16	20
Pfizer, Inc.	Pfizer, Inc.	Groton, CT	5.6	Q4 '16	20
Santa Rita Jail	Alameda County, California	Dublin, CA	1.4	Q1 '17	20
Bridgeport Fuel Cell Project	Connecticut Light and Power (CT Utility)	Bridgeport, CT	14.9	Q1 '13	15
Tulare BioMAT	Southern California Edison (CA Utility)	Tulare, CA	2.8	Q1 '20	20
San Bernardino	San Bernardino Municipal Water Dept.	San Bernardino, CA	1.4	Q3 '21	20
LIPA Yaphank Project	PSEG/LIPA, LI NY (Utility)	Long Island, NY	7.4	Q1 '22	18
Groton Project	CMEEC (CT Electric Co-op)	Groton, CT	7.4	Q1 '23	20
Toyota	Southern California Edison, Toyota	Los Angeles, CA	2.3	Q1'24	20
Derby - CT RFP-2	Eversource/United Illuminating (CT Utilities)	Derby, CT	14.0	Q1'24	20
Derby (SCEF)	Eversource/United Illuminating (CT Utilities)	Derby, CT	2.8	Q1'24	20
Total MW Operating			**62.8**		

Three new projects added to Generation assets in Q1 2024

Enhanced recurring revenue profile

[1] Rated capacity is the platform's design rated output as of the date of initiation of commercial operations, except with respect to the Groton Project which did not achieve its design rated output of 7.4 MW until December 2023

[2] Quarters for Actual Commercial Operation Date refer to FuelCell Energy fiscal quarters

FuelCell Energy

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© 2024 FuelCell Energy 9 Service Business Profile for Module Replacement Just completed a multi-year fleet upgrade • Replaced ~30 MW of modules over the past 3 years in our service business Entering a lighter module replacement cycle based on deployment of longer stack life modules Additional opportunities for LTSAs exist in Korea with current Korea Fuel Cell customers Note: Quarters shown are fiscal quarters for fiscal years ending October 31st Projects with LTSA Size of Plant (MW) Module Restack Quantity Est. Date of Next Module Restack BAM - Germany 0.25 1 Q3-2024 Hartford Hospital 1.4 1 Q4-2024 Pepperidge Farm - 1 1.4 1 Q1-2025 United Illuminating - New Haven 2.8 2 Q2-2025 City of Tulare 2.8 2 Q3-2026 United Illuminating - Seaside 2.8 2 Q4-2026 United Illuminating - Glastonbury 2.8 2 Q4-2027 E.ON - Friatec 1.4 1 Q4-2027 E.ON - Radisson 0.4 1 Q1-2028 Pepperidge Farm - 2 1.4 1 Q3-2028 KOSPO 2.5 2 Q3-2028 University of Bridgeport 1.4 1 Q3-2028 KOSPO 2.5 2 Q3-2029 United Illuminating - Woodbridge 2.2 2 Q1-2030 KOSPO 2.5 2 Q1-2030 KOSPO 10 4 Q2-2030 Trinity College 1.4 1 Q3-2030 KOSPO 2.5 2 Q3-2030 Noeul Green Energy 20 16 Q4-2030 Total under LTSA 62.45 46

© 2024 FuelCell Energy 10 Our liquidity position enhances our ability to accelerate strategic initiatives through increased investment in manufacturing and R&D • $348.8M1 in total cash, restricted cash and equivalents Growing project assets2 of $308.9M reflects progress in completing projects in backlog Strong Liquidity $432.2 $458.1 $250.0 $297.5 $103.8 $28.0 $23.0 $49.6 $51.3 10/31/21 10/31/22 10/31/23 1/31/24 $460.2 $481.1 Cash and Equivalents & Short-Term Treasury Securities ($M) $116.3 $154.7 $213.8 $308.2 $126.8 $107.7 $90.6 10/31/21 10/31/22 10/31/23 1/31/24 $304.3 Project Assets2 ($M) $308.9 $243.1 $348.8 $262.4 1 As of 1/31/2024 2 Project assets consist of capitalized costs for fuel cell projects and excludes accumulated depreciation. Net of depreciation, project assets totaled $260.8 million as of January 31, 2024. Liquidity to fund projects in development and commercialization activities Restricted Short-term Investments Unrestricted In Development Completed $403.3

© 2024 FuelCell Energy Business & Operational Updates 11

© 2024 FuelCell Energy Powerhouse Business Strategy Our Existing Platform to Support Growth for the Future Significant Market Opportunities • Invest in commercialization • Extend process leadership • Broaden & deepen our team • Continue product innovations • Deepen participation in the developing hydrogen and carbon capture economy • Diversify our revenue streams by delivering products and services that support the global energy transition • Optimize the core business • Drive commercial excellence including building our sales pipeline • Expand geographically and by market SCALE INNOVATE GROW We are in a dynamic period of transition, investing across our business with a goal of supporting future long-term, profitable growth 12

Solid Oxide Platform News

U.S. DEPARTMENT *of* STATE

- U.S. Department of State private-public project to support ammonia production for agriculture in Ukraine
- Use case: How to support food security through the production of hydrogen and ammonia for fertilizer. Project will evaluate design and economics:
  - Output: ~600 kg per day of hydrogen, to support approximately 3 tons per day of ammonia production
  - Ammonia will be produced from electrolytic hydrogen produced using nuclear power from a Small Modular Reactor
- Technology: FuelCell Energy's 1.1 MW solid oxide electrolysis unit

Special Presidential Envoy for Climate Kerry and Ukraine Minister of Energy Galushchenko Announce Cooperation on a Clean Fuels from Small Modular Reactors Pilot, COP27 Climate Conference

UCONN | UNIVERSITY OF CONNECTICUT

- 8-year solid oxide power purchase agreement:
  - Four FuelCell Energy 250-kW SOFC units
  - UConn will provide all utilities including natural gas fuel
- Location: UConn's new Innovation Partnership Building (IPB) - "UConn's premier center for cutting edge research and industry collaboration and innovation."
- Power from the SOFCs will be consumed by the IPB, and any unused will be exported to the Eversource grid under the fuel cell net metering tariffs
- Microgrid: UConn's microgrid integrator will connect the SOFCs to the IPB microgrid, which includes battery energy storage and intelligent controls
- Process heat use: FuelCell Energy will provide a heat recovery unit to convert SOFC process heat to hot water, and pipe it to IPB's boiler room for heating, thereby reducing the University's heating costs

FuelCell Energy
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© 2024 FuelCell Energy 2023 Sustainability Report Our Commitment 2023 Sustainability Report second, covering our sustainability progress and performance Some 2023 Sustainability Highlights 14 Our ESG Strategy encompasses 12 broad action areas that will guide us in the coming years

© 2024 FuelCell Energy 15 Key Messages Consistent operational progress 2 4 3 Strong balance sheet and disciplined capital allocation 1 5 Opportunistically evaluating options to benefit from global policy tailwinds Advancing new technologies for pilot and commercial applications Focused on accelerating global sales closure and long-term service agreement execution

© 2024 FuelCell Energy 16 Thank You

© 2024 FuelCell Energy Appendix 17

GAAP to Non-GAAP Reconciliation

The following table calculates EBITDA and Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss

	Three Months Ended January 31,	
(Amounts in thousands)	2024	2023
Net loss	$ (44,399)	$ (21,086)
Depreciation and amortization [(1)]	8,599	5,405
Provision for income tax	-	578
Other (expense) income, net [(2)]	3,650	(49)
Interest income	(4,067)	(3,410)
Interest expense	2,338	1,512
EBITDA	(33,879)	(17,050)
Share-based compensation expense	2,876	2,637
Unrealized gain on natural gas derivative asset [(3)]	1,859	-
Adjusted EBITDA	$ (29,144)	$ (14,413)

1) Includes depreciation and amortization on our Generation portfolio of $6.8 million and $4.2 million for the three months ended January 31, 2024 and 2023, respectively.
2) Other (expense) income, net includes gains and losses from transactions denominated in foreign currencies, interest rate swap income earned from investments and other items incurred periodically, which are not the result of the Company's normal business operations.
3) The Company recorded a derivative loss of $1.9 million for the three months ended January 31, 2024 related to natural gas purchases. There was no comparable loss in the prior year as the Company changed its designation in the fourth quarter of fiscal year 2023 as a result of net settling certain natural gas purchases under a previous normal purchase normal sale contract designation, which resulted in a change to mark-to-market accounting. There were no derivative gains or losses for the three months ended January 31, 2023. This loss is classified as Generation cost of sales.

Financial results are presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management also uses non-GAAP measures to analyze and make operating decisions on the business. Earnings before interest, taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA are non-GAAP measures of operations and operating performance by the Company.

These supplemental non-GAAP measures are provided to assist readers in assessing operating performance. Management believes EBITDA and Adjusted EBITDA are useful in assessing performance and highlighting trends on an overall basis. Management also believes these measures are used by companies in the fuel cell sector and by securities analysts and investors when comparing the results of the Company with those of other companies. EBITDA differs from the most comparable GAAP measure, net loss attributable to the Company, primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment and project assets. Adjusted EBITDA adjusts EBITDA for stock-based compensation, restructuring charges, non-cash (gain) loss on derivative instruments and other unusual items, which are considered either non-cash or non-recurring.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

FuelCell Energy
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